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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         THE PROVIDENCE JOURNAL COMPANY
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                             05-0481966
  -------------------------                             ----------------------
   (State of incorporation                               (IRS Employer
    or organization)                                      Identification No.)


75 Fountain Street
Providence, Rhode Island                                   02902
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(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class           Name of each exchange on which
   to be so registered:          each class is to be registered
   --------------------          ------------------------------
     Not applicable                   Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                     Class A Common Stock, $1.00 par value

                     Class B Common Stock, $1.00 par value


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Item 1. Description of Registrant's Securities to be Registered.
        --------------------------------------------------------

        Incorporated by reference herein is the description of the Class A Common Stock and Class B Common Stock set forth in the Registrant's Registration Statement on Form S-4, as amended, filed pursuant to the Securities Act of 1933 (Registration No. 33-57479) (the "Registration Statement") beneath the caption labeled "Description of New Providence Journal Common Stock".

Item 2. Exhibits.
        ---------

        1. Certificate of Incorporation, as amended, of the Registrant.

        2.   By-laws of the Registrant.




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   Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                 THE PROVIDENCE JOURNAL COMPANY


                                 By:  /s/ Stephen Hamblett
                                    ---------------------------
                                      Stephen Hamblett
                                      Chairman of the Board and
                                      Chief Executive Officer


Dated:  September 29, 1995




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